April 4, 2000

VIA FACSIMILE TRANSMISSION
(703) 360-1974

Mr. E. A. McCulloch, President
Daedulus Systems, Inc.
8653 Richmond Highway
Alexandria, Virginia  22309


                  Re:      Daedalus Systems
                           Our File No. 2986/07

Dear Mr. McCulloch:

         I have acted as counsel to Daedalus Systems, Inc. (the "Company") in connection with the preparation of the registration statement on form SB-2 ("registration statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 1,000,000 shares of common stock, par value $.01 per share ("Common Stock"), by the Company pursuant to its Agreement with Empiric Energy, Inc. whereby the stock will be distributed to the shareholders of Empiric.

         In rendering this opinion, I have examined the following documents: (i) the Company's Certificate of Incorporation and Bylaws, since the inception of the Company, (ii) resolutions adopted by the Board of Directors related to the Agreement and; (iii) the registration statement including all exhibits thereto. I have assumed and relied, as to question of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures.

         Based upon and subject to the foregoing, I am of the opinion that:

         The shares of Common Stock of the Company which are being offered by the Company pursuant to the registration statement, when transferred in the manner and for the consideration contemplated by the registration statement, will be legally issued, fully paid and non-assessable.

         This opinion is given as of the date hereof. I assume no obligation to update or supplement this opinion to reflect any facts or circumstances, which may hereafter, come to my attention or any changes in laws, which may hereafter, occur after the effective date of the registration statement.

Mr. E. A. McCulloch, President
April 4, 2000
Page 2



         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         I consent to the filing of this opinion as an exhibit to and to be named in the registration statement.

                                               Very truly yours,


                                               /s/  Herbert S. Rosenblum
                                                    --------------------
                                                    Herbert S. Rosenblum

HSR/jsm